Exhibit 10.3

[bracketed language to be included based on a determination by the Committee at the time of the grant.]

DISCOVERY LABORATORIES, INC.
2007 LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Discovery Laboratories, Inc. 2007 Long-Term Incentive Plan (the “Plan”) for the purpose of encouraging selected Employees, Directors and Consultants of the Company and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

The administrator of the Plan is a committee of the Board of Directors or its delegate (the “Committee”), as contemplated by Section 3 of the Plan.

B. Participant is to render valuable Services to the Company (or Subsidiary), and this Award Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of an option to Participant.

C. All capitalized terms in this Stock Option Agreement (“Award Agreement”) shall have the meaning assigned to them in the attached Appendix or, if not otherwise defined in the Appendix, in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Award of Option. The Company hereby grants to Participant, as of the Award Date, an option to purchase up to the number of Option Shares specified in the Notice of Award. The Option Shares shall be purchasable from time to time as specified in Paragraph 4 during the option term specified in Paragraph 2 at the Exercise Price set forth on the Notice of Award.

2. Option Term. This option shall have the term set forth on the Notice of Award, up to a maximum term of ten (10) years measured from the Award Date and shall expire at the close of business on the Expiration Date set forth on the Notice of Award, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability. The option granted under this Award Agreement shall not be assignable, alienable, saleable, or transferable by Participant other than by will or by the laws of descent and distribution; provided, however, that, if a procedure shall be adopted by the Committee at any time, Participant may designate a beneficiary or beneficiaries to exercise the rights of Participant with respect to this option upon Participant’s death. The option granted under this Award Agreement shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative. This option may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate of the Company. Notwithstanding the foregoing, if this option is designated a Non-Qualified Stock Option in the Notice of Award, then this option may, in connection with Participant's estate plan, be assigned, in whole or in part, during Participant's lifetime to one or more members of Participant's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

4. Dates of Exercise. This option shall vest and become exercisable for the Option Shares in one or more installments as specified in the Notice of Award. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. Termination of Service. The option term specified in Paragraph 2 shall terminate (and this option shall expire and cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

(a) If Participant's Service is terminated for any reason other than death, Disability or for Cause, then Participant shall have the right to exercise, in whole or in part, that portion of this option that was vested and exercisable on the date of termination of Service until the earlier of (i) three (3) months after termination of Service or (ii) the Expiration Date; and, to the extent that any portion of this option was not exercisable on the date of termination of Service, it will immediately terminate.

(b) If Participant's Service is terminated on account of death (or if a Participant dies within ninety days following termination of employment due to Disability), then Participant's Beneficiary shall have the right to exercise, in whole or in part, that portion of this option that was vested and exercisable on the date of date until the earlier of (A) the first anniversary of the date of Participant’s death or (B) the Expiration Date; and, to the extent that any portion of this option was not exercisable on the date of termination of Service, it will immediately terminate.

(c) If Participant's Service is terminated on account of Disability, then Participant or Participant’s Beneficiary shall have the right to exercise, in whole or in part, that portion of this option that was vested and exercisable on the date of Disability until the earlier of (i) ninety (90) days after termination of Service or (ii) the Expiration Date; and, to the extent that any portion of this option was not exercisable on the date of termination of Service, it will immediately terminate.

(d) If Participant's Service is terminated for Cause or if Participant shall breach any post-Service duties to the Company or any post-Service covenants or agreements, including any confidentiality or non-competition and non-solicitation agreement, any unexercised portion of this option shall terminate immediately. Solely for the purposes of this Award Agreement, notwithstanding any notice period or cure period provided in any employment or other applicable agreement, if Participant is terminated for Cause, the date of termination shall be deemed to be the date as of which the Company issues a notice of termination to Participant (subject to any right that the Participant may have to cure). The right to exercise any vested and unexercised portion of this option shall be suspended during any such notice or cure period. Should the Company revoke any notice of termination based on Participant’s satisfactory cure under an employment or other applicable agreement, the Committee may reinstate the right to exercise this option under the original terms of this Award Agreement.

[(e) to be included in Award Agreements for non-employee directors only]

(e) If Participant’s Service is as a member of the Board (“Board Service”), in lieu of clauses (a) through (c) of this Paragraph 6, the following provisions shall apply:

(i) The Participant (or, in the event of the Participant's death, the personal representative of the Participant's estate or the person or persons to whom this option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution) may exercise that portion of this option that was vested and exercisable until the earlier of (A) twelve (12) months following the date of such cessation of Board Service, or (B) the Expiration Date.

(ii) During the post−Board Service period, this option may not be exercised in the aggregate for more than the number of vested Shares for which the Option was exercisable at the time of the Participant's cessation of Board Service.

(iii) Should the Participant cease to serve as a Board member by reason of death or Disability, then vesting under this option shall accelerate and this option shall become exercisable with respect to the total number of Option Shares subject to this option and may be exercised for any or all of those Option Shares until the earlier of (A) twelve (12) months following cessation of Board Service or (B) the Expiration Date.

(iv) This option shall, immediately upon the Participant's cessation of Board Service for any reason other than death or Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested Shares.

6. Special Acceleration of Option. Except as otherwise expressly provided in a Participant’s employment or other applicable agreement, which shall supersede the provisions of this Paragraph 6 solely to the extent that the rights and privileges under such agreement, as determined by the Committee, in its discretion, are not reasonably likely to significantly diminish the rights and benefits that would otherwise be provided under this paragraph 6:

(a) In the event of a Corporate Transaction, vesting under this option shall automatically accelerate so that, immediately prior to the effective date of the Corporate Transaction, this option shall become exercisable with respect to the total number of Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares. [However, vesting under this option shall not so accelerate if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on any unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such Option Shares) and provides for subsequent pay-out in accordance with the same option vesting schedule set forth in the Notice of Award. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, the Committee shall have the discretion, exercisable at any time during the term of this Award Agreement, to provide for the automatic acceleration of all or a portion of this option upon the occurrence of a Corporate Transaction, whether or not this option is to be assumed or replaced in the Corporate Transaction.]

(b) In the event Participant's Service is terminated by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Corporate Transaction in which this option is assumed or replaced and does not otherwise accelerate, vesting under this option shall accelerate automatically and this option shall remain exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of a one (1)−year period measured from the effective date of the Involuntary Termination.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Participant in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price per Share, provided the aggregate Exercise Price shall remain the same.

(d) Upon the occurrence of [ a Change in Control or ] [the termination of Participant's Service by reason of an Involuntary Termination within eighteen (18) months following the effective date of a Change in Control], vesting under this option shall accelerate automatically and this option shall become exercisable with respect to the total number of Shares at the time subject to this option and shall remain exercisable until the earlier of (i) the Expiration Date or (ii) if applicable, the expiration of the a (1)−year period measured from the effective date of the Involuntary Termination.

(e) This Award Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Repurchase Right. if at any time Participant’s Service is terminated for Cause or if Participant shall breach any post-termination covenants set forth in any written agreement between Participant and the Company, the Company may, in its discretion, for a period of one year after the termination for Cause or the actual discovery by the Company of the breach, as the case may be, and upon 10 (ten) days’ notice to Participant, (i) repurchase all or any portion of any Option Shares acquired by Participant upon Participant’s exercise of this option, and/or (ii) require Participant to repay to the Company the amount of any profits realized by Participant upon the sale or other disposition during the preceding three years of any Option Shares acquired by Participant upon Participant’s exercise of this option. The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Section 7 shall be the lesser of the price paid by Participant to acquire such Shares and the Fair Market Value thereof on the date of such purchase by the Company.

8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased Shares.

10. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Participant (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

(A) cash or check made payable to the Company;

(B) Shares held by Participant (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(C) provided that no restrictions against trading in the Shares are then in effect, as contemplated by Paragraph 11, through a special sale and remittance procedure pursuant to which Participant (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Company-approved brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (II) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Participant) have the right to exercise this option.

(iv) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Participant) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Participant (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant and Participant's assigns and Beneficiaries.

13. Notices. Any notice required to be given or delivered to the Company under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant's signature line on the Notice of Award. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Construction. This Award Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Award Agreement shall be conclusive and binding on all persons having an interest in this option.

15. Governing Law. The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

16. Excess Shares. If the Option Shares covered by this Award Agreement exceed, as of the Award Date, the number of Shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

17. Additional Terms Applicable to an Incentive Stock Option. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Sections 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 17 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

18. Leave of Absence. The following provisions shall apply upon Participant's commencement of an authorized leave of absence:

(a) The exercise schedule in effect under the Notice of Award shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Participant remains on such leave.

(b) Should Participant resume active Employee status within sixty (60) days after the start date of the authorized leave, Participant shall, for purposes of the exercise schedule set forth in the Notice of Award, receive Service credit for the entire period of such leave. If Participant does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.

(c) If this option is designated as an Incentive Stock Option in the Notice of Award, then the following additional provision shall apply:

(i) If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Qualified Stock Option at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave, unless Participant's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of this option, all subsequent exercises of this option, whether effected before or after Participant's return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Participant the income and employment withholding taxes applicable to such exercise.

(ii) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Participant does not resume Employee status prior to the Expiration Date of the option term.

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EXHIBIT I
NOTICE OF EXERCISE

I hereby notify Discovery Laboratories, Inc. (the "Company") that I elect to purchase _________ shares of the Company's Common Stock (the "Purchased Shares") at the option exercise price of $_________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Company's 2007 Stock Incentive Plan on _________________ ,___ .

Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, if I am eligible I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

____________________
Date

Participant

Address:

Print name in exact manner
it is to appear on the
stock certificate:

Address to which certificate
is to be sent, if different
from address above:

Social Security Number:

Employee Number:

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APPENDIX

The following definitions shall be in effect under the Award Agreement:

Award Agreement shall mean this Stock Option Agreement.

Award Date shall mean the date of grant of the option as specified in the Notice of Award.

Beneficiary shall mean, in the event the Committee implements a beneficiary designation procedure, the person designated by Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by Participant at the time of death. In the absence of such procedure or designation, the Beneficiary shall be Participant’s personal representative or the person or persons to whom the Award is transferred by will or the laws of descent and distribution.

Board shall mean the Company's Board of Directors.

Cause, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)	willful misconduct or gross negligence in the performance of such person’s duties;

(ii)
willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)
fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to the such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

Change in Control shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean the occurrence of any of the following events:

(i)
the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(ii)
a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of Incumbent Members, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by two-thirds of the members of the Board who then comprised the Incumbent Directors; or

(iii)
the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Committee shall mean a committee of the Board, acting in accordance with the provisions of Section 3 of the Plan, designated by the Board to administer the Plan.

Common Stock shall mean the Company's common stock.

Consultant shall mean any person, including a Director, who is not an Employee and who is engaged by the Company (or a Subsidiary) to render services to or for the benefit of the Company and is compensated for such services.

Corporate Transaction shall mean a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

Director shall mean a member of the Board.

Disability shall have the meaning set forth in Participant’s employment agreement or other similar agreement with the Company; provided, that, if such term is not defined in any such agreement or if Participant is not a party to any such agreement, then “Disability” shall mean a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

Employee shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance.

Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of this Award Agreement.

Exercise Date shall mean the purchase price payable for Option Shares under this option, as specified in the Notice of Award.

Expiration Date shall mean the date on which the option expires as specified in the Notice of Award.

Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)
if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of a Share on such exchange or reporting system, as reported in any newspaper of general circulation, or

(ii)
if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days; or

(iii)
if the information set forth in clauses (i) through (ii) above is unavailable or inapplicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a Share on such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

Incentive Stock Option shall mean an option that is intended to meet the requirements of Section 422 of the Code

Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)	such individual’s involuntary dismissal or discharge by the Company for reasons other than Cause, or

(ii)
such individual’s voluntary resignation following (A) a change in his or her position with the Company (or Subsidiary employing such individual) which materially reduces such individual’s duties and responsibilities or the level of management to which such individual reports, (B) a reduction in such individual’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without such individual’s consent.

Non-Employee Director shall mean a Director who is not also an Employee.

Non-Qualified Stock Option shall mean an option granted under this Award Agreement that is not intended to be an Incentive Stock Option.

Notice of Award shall mean the Notice of Award of Stock Option accompanying the Award Agreement, pursuant to which Participant has been informed of the basic terms of the option evidenced hereby.

Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

Option Shares shall mean the number of Shares subject to the option as specified in the Notice of Award.

Participant shall mean the person to whom the option is granted as specified in the Notice of Award.

Plan shall mean the Company's 2007 Long-Term Incentive Plan.

Service shall mean Participant's performance of services for the Company (or any Subsidiary) in the capacity of an Employee, a Non-Employee Director or a Consultant.

Shares shall mean the common shares of the Company and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

Subsidiary shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).